                                       (1)

          CONTRACT FOR EGURIAKHSKIY LICENSE TERRITORY PIPELINE PROJECT
          ------------------------------------------------------------

This Contract is made and entered into by and between Goloil Petroleum Joint
Stock Company (hereinafter referred to as the "Client") and Teton Petroleum
Company, a United States firm incorporated in Delaware with its principal offices located at Steamboat Springs in the State of Colorado (hereinafter referred to as the "Contractor").

WHEREAS, the Client has requested the Contractor to prepare a feasibility study on the project (the "Study"), and the Contractor has agreed to prepare the Study in accordance with the terms and conditions set forth in this Contract;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth in this Contract, the parties hereto agree as follows:

1.       Appointment
         -----------

The Contractor shall perform the Study in accordance with the terms and conditions set forth in this Contract and the following annexes which are hereby incorporated by reference into this Contract.

                           Annex I:         Terms of Reference
                           Annex II:        TDA Mandatory Clauses
                           Annex III:       Personnel

2.       Effective Date of the Contract
         ------------------------------

This Contract shall be effective upon signature by both parties.

3.       Payment Schedule
         ----------------

The U.S Trade and Development Agency ("TDA") has made a Grant of three hundred thousand dollars United States Dollars (U.S. $300,000) available to the Client for the Study ("Grant Funds") pursuant to the Grant Agreement between TDA and the Client, dated ("Grant Agreement"). In consideration for the Contractor's performance of the Study, the Client shall arrange for the Grant Funds to be disbursed by TDA directly to the Contractor as follows:

         (1)  US $60,000, a mobilization (advance) payment, upon signature of the contract and approval by TDA.

         (2)  US $140,000 upon completion of Phase I and II.

         (3)  US $55,000 upon completion of Phase III and IV.

         (4)  US $45,000 upon receipt by TDA of the Final Report in accordance with the specifications and quantities set forth in the TDA
              Mandatory Clauses.  In addition, a financial officer of the
              Contractor must provide the Cost Share certification contained the
              TDA Mandatory Clauses.

                                       (2)

4.       Method of Payment
         -----------------

In accordance with the payment schedule set forth in Clause 3 above, the
Contractor shall submit invoices, containing the certification set forth in
Clause (I) of the TDA Mandatory Clauses, to the Client for approval. The Client shall approve, in accordance with the disbursement procedures in Clause (I) of the TDA Mandatory Clauses, or disapprove each invoice within 15 days of its receipt.  If the Client disapproves an invoice, the Client shall so inform the
Contractor in writing, setting out the reasons for disapproval in order to enable the Contractor to take appropriate corrective measures.  After the Client approves an invoice and the invoice is received by TDA, TDA shall makes its respective disbursement of the Grant Funds directly to the Contractor in the United States.

5.       Supply of Personnel
         -------------------

The Study shall be carried out by the personnel specified in Annex III for the respective periods of time covered by this Contract.  Curriculum Vitaes should be attached to this Annex for each person listed and must be signed by the individual assuring their availability to the Contractor and their commitment to the Study. The Contractor hereby agrees that the personnel listed in this Annex will be utilized to perform the Study.

6.       Procedures for Substitution of Personnel
         ----------------------------------------

Except as the Client may otherwise agree, no changes shall be made in the personnel specified in Annex III. If, for any reason beyond the reasonable control of the Contractor, it becomes necessary to replace any person specified in Annex III, the Contractor shall provide a replacement of equivalent or superior qualifications. Any additional costs incurred by reason of such substitution shall be at the expense of the Contractor.  In the event any person specified in Annex III is found by the Client to be unsuitable or incompetent in discharging his assigned responsibilities, the Client may request the Contractor to provide a replacement within a reasonable period of time.  Any additional costs incurred by reason of such replacement shall be at the expense of the
Contractor.

7.    Permits and Approvals
      ---------------------

The Client shall facilitate the timely granting to the Contractor, its authorized subcontractors, and affiliates, and, where applicable, their dependents, of visas, licenses, permits, and customs clearance for entry and exit, and the privilege of bringing into the host country reasonable amounts of foreign currency for the purpose of carrying out the Contract.

8.      Force Majeure
        -------------

If either of the parties to this Contract is prevented from performing any of its obligations under the Contract by events of Force Majeure, such as war, fire, flood, earthquake, or any other event beyond the reasonable control of such party, the time period for performance of such obligations shall be extended by a period equal to the delay caused by such event, and the parties hereto shall conduct friendly negotiations as soon as possible to find a mutually satisfactory solution to the problems caused by such events.

                                       (3)

9.       Suspension and Termination of the Contract
         ------------------------------------------

(a)      Suspension of the Contract
         --------------------------

If any of the following events shall have happened and be continuing, either party may, by written notice to the other party and TDA, suspend in whole or in part this contract:

(1)      TDA shall have suspended disbursements from the Grant  Agreement covering this contract; or

(2)      A default shall have occurred in the performance of any obligation of the other Party under this contract.

(b)      Termination of the Contract
         ---------------------------

lf any of the following events shall have happened and be continuing, either party may, by written notice to the other party, terminate the Contract:

         (1) Any of the conditions referred to in Paragraph (a) above shall continue for a period of thirty (30) days after the Party shall have given written notice to the other party of the suspension of the Contract; or

         (2) The Grant Agreement between TDA and the Client shall have been terminated.

In any event, either Party may terminate the Contract at any time by giving not less than sixty (60) days written notice to the other party and TDA.

(c)      Termination Procedures
         ----------------------

Upon termination of the Contract, the Contractor shall take immediate steps to terminate the performance of the Study in a prompt and orderly manner and to reduce losses and to keep further expenditures to a minimum.

10.      Business Practices
         ------------------

Each party, including any other participants in the Study, agrees not to pay, promise to pay, or authorize the payment of any money or anything of value, directly or indirectly, to any person (whether a governmental official or private individual) for the purposes of illegally or improperly inducing anyone to take any action favorable to any party in connection with the Study.  Each party agrees that it will require that any agent or representative of the party hired to represent such party in connection with the Study will comply with this paragraph and all laws which apply to activities and obligations of each party under this Contract, including but not limited to those laws and obligations dealing with improper payments as described above.

11.      Standards of Conduct
         --------------------

The Contractor shall exercise all reasonable skill, care, and diligence in the performance of the Study under this Contact and shall carry out its responsibilities in accordance with recognized professional

                                       (4)

standards.  The Contractor and its employees, agents, and subcontractors, if any, shall respect and abide by all applicable laws and regulations of the host country.

12.      Liability
         ---------

The Contractor and any subcontractor shall be liable to the Client for performance of the Study in accordance with the provisions of this Contract and for any loss suffered by the Client as a result of a default of the Contractor in such performance, subject to the following limitations:

         (a) the Contractor shall not be liable for any damage or injury caused by or arising out of the act, neglect, default or omission of any persons other than the Contractor, its Subcontractors or the personnel of either of them; and

         (b) the Contractor shall not be liable for any loss or damage caused by or arising out of circumstances over which the Contractor had no control.

13.      Amended Procedures
         ------------------

All changes, modifications, and amendments to this Contract, including its
Annexes, shall be made only by written agreement by the parties hereto, subject to written TDA approval.

14.     Dispute Resolution
        ------------------

         (a) All disputes between the parties hereto arising in connection with this Contract shall be settled if possible through friendly negotiations between the parties hereto.  In case no settlement can be reached within ninety (90) days after a dispute arises, either party may request that the dispute be submitted for arbitration.

         (b) The arbitration shall take place in the United States and be conducted by and arbitrator accepted by TDA in accordance with the procedural rules of UNCITRAL.  The arbitration shall be conducted in Russian and English language, and Colorado substantive law shall be applied.  The decision of the arbitrators shall be final and binding upon both parties.

15.     Succession
        ----------

This Contract is binding upon the Parties' successors.

16.      Addresses of Record
         -------------------

Any notice, request, document, or other communication submitted by either party to the other under this Contract shall be in writing or through a wire or electronic medium which produces a tangible record of the transmission, such as a telegram, cable or facsimile, and will be deemed duly given or sent when delivered to such party at the following address:

(a)     For the Client:                  Goloil Petroleum Joint Stock Company
                                         Ulitza Marshala Novikova, Dom 12, Korpus 2,
                                         Kvartira 15
                                         Moscow, 123182
                                         Russia

                                       (5)

                                         Tel:        011-7-095-766-4913         Fax:   011-7-095-194-8170
                                         Email:      ruriker@online.ru
                                                     -----------------

(b)     For the Contractor:              Teton Petroleum Company
                                         P.O. Box 774327, Steamboat Springs, Colorado 80477
                                         Tel:        970-870-1417, Fax:   970-870-1416
                                         E-mail:     cooper@cmn.net

All such communications between the parties shall be in the English language.
Any communications between either of the parties and TDA shall be in the English language.

17.      Language
         --------

This Contract has been executed in the English language, which shall be the binding and controlling language for all matters relating to the meaning or interpretation of this Contract.

18.      Entire Agreement
         ----------------

This Contract, including its annexes, contains all covenants, stipulations and provisions agreed by the Parties hereto.  No agent or representative of either party has authority to make, and the parties shall not be bound by or be liable for, any statement, representation, promise or agreement not set forth herein.

         IN WITNESS WHEREOF, the parties hereto, each acting through its duly authorized representative, have caused this Contract to be signed.

By:______________________________                                 By:________________________________
         Valery Bergulev, General Director                                  H. Howard Cooper, President
         Goloil Petroleum Joint Stock Company                               Teton Petroleum Company
Date:    September 17, 1999                                       Date:     September 17, 1999

Annex I Terms of Reference
Annex II TDA Mandatory Clauses
Annex III Personnel